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Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Glenn Schaeffer 702-632-6715 Les Martin 702-632-6820

MANDALAY TO RAISE $350 MILLION FROM SALE OF CONVERTIBLE SECURITIES

        LAS VEGAS, NV—March 17, 2003—Mandalay Resort Group (NYSE:MBG) today announced that it will raise $350 million through an offering of convertible securities due 2033. Mandalay may raise up to an additional $50 million upon exercise of an over-allotment option in connection with the offering. Mandalay expects to use the proceeds of the offering to repay borrowings outstanding under its credit facilities.

        Neither the convertible securities nor the shares issuable upon conversion have been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

        This press release contain "forward-looking statements" within the meaning of the federal securities law. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results to differ from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the company=s future results is included under the caption "Factors that May Affect Our Future Results" in Item 1 of the company's annual report on Form 10-K for the year ended January 31, 2002.

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Exhibit 99